Exhibit 10.98

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Second Amendment Agreement” or “Second Amendment”) is entered into as of February 27, 2015 (the “Amendment Date”), between First Foundation Inc., a California corporation (“Borrower”) and NEXBANK SSB (“Lender”).

R E C I T A L S

A. Borrower and Lender are parties to that certain Loan Agreement dated as of April 19, 2013 pursuant to which Borrower obtained a term loan from Lender in the aggregate principal amount of $7,500,000 (the “Original Loan Amount”), which was evidenced by the concurrent execution and delivery to Lender by Borrower of a Promissory Note in the Original Loan Amount (the “Original Note”).

B. On March 25, 2014, Borrower and Lender entered into that certain First Amendment to Loan Agreement pursuant to which (i) the then remaining Original Loan Amount was increased by $15,000,000, bringing the outstanding principal amount thereof to $21,875,000 (the “First Amended Loan” or the “First Amended Loan Amount”), and (ii) certain of the terms and provisions of the Original Loan Agreement were amended or amended and restated (the Original Loan Agreement, as amended or amended and restated by the First Amendment to Loan Agreement is the “First Amended Loan Agreement”). Concurrently therewith Borrower executed and delivered to Lender an Amended and Restated Promissory Note in the principal amount of $21,875,000 in favor of Lender (the “First Amended and Restated Note”), which thereupon superseded the Original Note and, as a result, such Original Note thereupon ceased to be of any further force or effect.

C. As of the date hereof, the First Amended Loan Amount is $19,687,500.

D. Borrower has requested that the outstanding principal balance of the First Amended Loan Amount be increased by $10,312,500 (the “Additional Loan Amount”), as a result of which the outstanding principal balance of the Loan as of the Second Amendment Effective Date (as hereinafter defined) shall be $30,000,000 (the “Second Amended Loan” or the “Second Amended Loan Amount”).

E. In connection with that increase in the remaining principal amount of the First Amended Loan, Borrower and Lender are entering into this Second Amendment to amend, or amend and restate, certain of the terms and provisions of the First Amendment Agreement, in the manner and to the extent set forth hereinafter, and Borrower has agreed to issue to Lender, on the Second Amendment Effective Date, to Lender a Second Amended and Restated Promissory Note (the “Second Amended and Restated Note”) to evidence Borrower’s obligation to pay the principal amount of the Second Amended Loan to Lender.

NOW, THEREFORE, in consideration of these premises, the respective promises and agreements of each party to the other contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

1.	Amendments to the First Amended Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 2 hereof, the First Amended Loan Agreement is amended as follows:

(a) The “Recitals” in the First Amended Loan Agreement are hereby amended and restated in their entirety to incorporate into the Loan Agreement the Recitals to this Second Amendment :

(b) Section 2.1 of the First Amended Loan Agreement is hereby further amended or amended and restated as and to the extent set forth below in this Section 1:

(i) The terms defined in the Recitals incorporated into this Agreement by reference to the Second Amendment are made an integral part of the Loan Agreement.

Second Amendment

(ii) Unless the context indicates otherwise, the terms “Loan Agreement” and or “Agreement” shall mean the Original Loan Agreement as and to the extent heretofore amended, or amended and restated, by the First Amended Loan Agreement and as and to the extent further amended, or amended and restated, by this Second Amendment Agreement.

(iii) The definitions of the terms “LIBOR,” “Maturity Date,” “Note” and “Note Rate” are hereby amended and restated to read in their entirety as follows:

LIBOR: With respect to any LIBOR Reset Period, the rate of interest at which deposits in U.S. dollars are offered to major banks in the London interbank market for a ninety (90) day period on the day that is two (2) days prior to the commencement of such LIBOR Reset Period, based on information presented by any interest rate reporting service of recognized standing selected by Lender, or if Lender determines that no interest rate reporting service has presented such information, the rate of interest at which deposits in U. S. dollars are offered to major banks in the London interbank market for a ninety (90) day period on the day that is two (2) days prior to the commencement of such LIBOR Reset Period by any bank reasonably selected by Lender. Under the terms of this Agreement, the applicable “LIBOR” rate is used by Lender as a reference rate. The use of ninety (90) day LIBOR as a reference rate does not mean the Borrower will actually pay interest on the Loan pursuant to a ninety (90) day contract or any other interest rate contract. Instead, the effective interest rate under this Agreement will adjust at the beginning of each LIBOR Reset Period

Maturity Date: May 1, 2022.

Note or Second Amended and Restated Note: That certain Amended and Restated Promissory Note, dated and executed by Borrower as of February 27, 2015 in the aggregate principal amount of $30,000,000 made payable to the order of Lender, evidencing the Second Amended Loan.”

Note Rate: A rate per annum equal to the sum of (a) LIBOR for the then-current LIBOR Reset Period plus (b) 375 basis points (3.75%).

(iii) The definitions of “LIBOR Business Day” and “Original Note” are hereby deleted in their entirety.

(c) Section 4.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(a) The maximum aggregate principal amount of the Loan shall not exceed THIRTY MILLION DOLLARS ($30,000,000) (the “Loan Amount”). No principal amount repaid may be reborrowed.”

(d) Section 5.2, titled “Required Principal and Interest Payments,” is hereby amended and restated in its entirety to read as follows:

“Commencing on April 1, 2015 and continuing on each Payment Date thereafter, until the Loan and all accrued interest thereon has been paid in full, installments of principal in the amount of $250,000 plus accrued interest thereon shall be due and payable on each Payment Date (unless the principal balance is less than such required installment amount, and in such case, the remaining principal balance of the Note shall be due and payable on the Payment Date). The outstanding principal balance of the Loan and any and all accrued but unpaid interest hereon shall be due and payable in full on the Maturity Date or if such Payment Date has been accelerated to an earlier date in accordance with this Agreement and the other Loan Documents, then on such earlier

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date. All payments (whether of principal or of interest) shall be deemed credited to Borrower’s account only if received by 2:00 p.m. Dallas time on a Business Day; otherwise, such payment shall be deemed received on the next Business Day.”

2.	Conditions Precedent to effectiveness of Second Amendment. Notwithstanding any contrary provision, this Second Amendment shall be effective on the first Business Day upon which all of the following conditions precedent have been satisfied (the “Second Amendment Effective Date”):

(a)	Lender shall have received counterparts of this Second Amendment executed by Borrower on the signature page hereof and delivered by Borrower to Lender, against delivery by Lender to Borrower of counterparts of this Second Amendment executed by Lender;

(b)	Lender shall have received the Second Amended Promissory Note executed by Borrower, in exchange for the delivery by Lender to Borrower of the originally signed First Amended and Restated Note;

(c)	No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Second Amendment; and

(d)	Lender shall have received from or on behalf of Borrower such other instruments and documents incidental and appropriate to the transactions provided for in this Second Amendment, and all such documents and instruments shall be in form and substance reasonably satisfactory to Lender

(It is hereby agreed that execution of this Second Amendment by Lender shall evidence conclusively that all of the foregoing conditions have been fulfilled).

3.	Disbursement of Additional Loan Amount. Lender agrees to disburse the Additional Loan Amount (as defined above) in its entirety to Borrower within one (1) Business Day following the Second Amendment Effective Date, provided that no Material Adverse Change has occurred with respect to Borrower and its Subsidiaries, considered as a whole, and no Default or Event of Default has occurred and is continuing hereunder.

4.	Reaffirmation of Loan Documents and Liens. Except as and to the extent amended or amended and restated in this Second Amendment, any and all of the terms and provisions of the Original Loan Agreement and the other Loan Documents, as and to the extent heretofore amended by the First Amendment, shall be unchanged and remain in full force and effect and, as so amended or amended and restated hereby are in all respects ratified and confirmed by Borrower, except for the First Amended and Restated Note which, on the Second Amendment Effective Date, (i) will be superseded in its entirety by the Second Amended and Restated Note, (ii) will cease to be of any further force or effect and (iii) will cease to be one of the Loan Documents. Borrower hereby agrees that, except as and to the extent expressly provided otherwise in this Second Amendment, the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of Borrower under the Original Loan Agreement and the other Loan Documents, as heretofore amended by or pursuant to the First Amendment, or the Liens securing the payment and performance thereof. Borrower further confirms that the liens and security interests in the Collateral created under such Loan Documents secure Borrower’s obligations under such Loan Documents and any other obligations for borrowed money that Borrower may incur hereafter to Lender.

5.

Representations and Warranties. As a material inducement for Lender to enter into this Second Amendment Agreement, Borrower hereby represents and warrants to Lender (with the knowledge and intent that Lender is relying upon the same in entering into this Second Amendment) that, as of the Second Amendment Effective Date, and after giving effect to the transactions contemplated by this Amendment: (a) all representations and warranties of the Borrower in the Original Loan Agreement and in all the other Loan Documents, as and to the extent amended and restated in this Second Amendment Agreement, are true and correct in all material respects, as though made on the date hereof, except as and to the extent that

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(i) any of those representations and warranties speak to a different specific date or may have otherwise been made inaccurate by the mere passage of time; or (ii) the facts or circumstances on which any of those representations and warranties were based have been changed by transactions or events not prohibited by the Loan Documents; or (iii) Borrower discloses to Lender otherwise in the Borrower Disclosure Schedules as updated by Borrower, delivered to Lender at least two (2) Business Days prior to the Second Amendment Effective Date and approved of by Lender, which approval shall not be unreasonably withheld or delayed; (b) no Default or Event of Default exists under the Loan Documents as amended by and after giving effect to this Second Amendment; (c) this Second Amendment has been duly authorized and approved by all necessary corporate action of Borrower and requires the consent of no other Person, and is binding and enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws, now or hereafter in effect, relating to or limiting the rights of creditors’ and general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law; and (d) the execution, delivery and performance by Borrower of this Second Amendment does not and, to the knowledge of Borrower, will not, by the passage of time, the giving of notice, or both: (i) require any governmental approval which Borrower is required to obtain, other than such as have been obtained and are in full force and effect; (ii) violate any applicable law to which Borrower is subject; (iii) conflict with, result in a breach of, or constitute a default under the Constituent Documents of Borrower; (iv) conflict with, result in a breach of, or constitute a default under any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its properties may be bound; or (v) result in or require the creation or imposition of any Lien (other than a Permitted Lien) upon any property now owned or hereafter acquired by Borrower (the failure of which, in the case of clauses (i), (ii), (iv) and (v) of this Section 5(b), would have, either individually or in the aggregate, a Material Adverse Change on Borrower and its Subsidiaries considered as a whole).

6.	Reserved.

7.	Miscellaneous.

(a)	This Second Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Unless the context in which they are used indicates otherwise, the terms “hereunder,” “hereof,” “herein” or words of like import contained in this Second Amendment shall refer to this Second Amendment as a whole and not to the sections, paragraphs or clauses of this Second Amendment where such terms may appear.

(b)	The Loan Documents shall remain unchanged and in full force and effect, except as and to the extent modified or amended by this Second Amendment or the Second Amended and Restated Note, and, as so modified or amended, are hereby ratified and confirmed by the parties. The parties further agree that the execution, delivery and effectiveness of this Second Amendment shall not, except as otherwise expressly provided herein, operate as a waiver of any of the respective rights of Lender or Borrower under any of the Loan Documents (as and to the extent modified or amended by this Second Amendment or the Second Amended and Restated Note).

(c)	All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)	This Second Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signed signature pages to this Second Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Second Amendment.

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(e)	THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS, AS AND TO THE EXTENT HERETOFORE AMENDED, OR AMENDED AND RESTATED, BY THE FIRST AMENDMENT AND AS AND TO THE EXTENT FURTHER AMENDED, OR AMENDED AND RESTATED, BY THIS SECOND AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS AGREEMENTS (WHETHER WRITTEN OR ORAL) OF THE PARTIES RELATING TO THE SUBJECT MATTER OF, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AND TO THE EXTENT AMENDED OR AMENDED AND RESTATED BY THE FIRST AMENDMENT AND AS AND TO THE EXTENT FURTHER AMENDED OR AMENDED AND RESTATED BY THIS SECOND AMENDMENT.

(f)	The headings or captions used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the respective meaning thereof.

(g)	If any provision of this Second Amendment is held to be invalid, illegal or unenforceable in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(h)	On the Second Amendment Effective Date, and subject to the execution and delivery by Borrower of the Second Amended and Restated Note, the First Amended and Restated Note shall cease to be outstanding or effective and Lender shall deliver to Borrower on such date the First Amended and Restated Note, (and if not previously delivered by Lender to Borrower, the Original Note) heretofore signed and delivered to Lender by Borrower.

(i)	This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts to be effective as of date first set forth above.

BORROWER:

FIRST FOUNDATION, INC.,
a California corporation

By:	/s/ JOHN MICHEL
Name: John Michel
Title: Chief Financial Officer

Signature Page to Second Amendment to Loan Agreement

(First Foundation, Inc.)

LENDER:

NEXBANK SSB

By:	/s/ RHETT A. MILLER III
Name:	Rhett A. Miller III
Title:	Senior Vice President & Chief Credit Officer

Signature Page to Second Amendment to Loan Agreement

(First Foundation, Inc.)